UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 10, 2005

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 1-11775

TIMCO AVIATION SERVICES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	65-0665658
(State Or Other Jurisdiction Of	(IRS Employer
Incorporation Or Organization)	Identification No.)

623 Radar Road
Greensboro, North Carolina 27410
(Address Of Principal Executive Offices)

(336) 668-4410 (x8010)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On May 9, 2005, TIMCO Aviation Services, Inc. issued a press release (the “Press Release”) reporting the Company’s results of operations for the first quarter ended March 31, 2005. A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1.

In its press release, the Company reported certain non-GAAP financial information. The Company believes that the presentation of this non-GAAP financial information narratively in the press release and herewith in tabular format provides a meaningful presentation of certain items in the Company’s results of operations excluding the impact of unusual items that are not expected to reoccur in the foreseeable future. As required by applicable SEC rules, the tabular reconciliation of these items is as follows:

	(in thousands)
	For the quarter ended March 31,
	2005	2004
Net income	$1,206	$118
Charge for early conversion of notes	400	—
Gain on sale of Miramar facility	—	(825)

Adjusted net income (loss) as reported in the press release	$1,606	$(707)

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

99.1	Press release issued by TIMCO Aviation Services, Inc. on May 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMCO Aviation Services, Inc.

	By:	/s/ Roy T. Rimmer, Jr.

Chief Executive Officer
(Principal Executive and Financial Officer)

Dated: May 10, 2005

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Exhibit Index

Exhibit
Number	Description

99.1	Press Release issued by TIMCO Aviation Services, Inc. on May 9, 2005

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